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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' REPORT



We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated February 20, 2002 (February 28, 2002 as to Note 10 and March 22, 2002 as to Note 6), appearing in this Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 2001.




/s/  DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 29, 2002